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                                                                  EXHIBIT 10(s)

                             NUCLEAR KEY CONTRIBUTOR
                                 RETENTION PLAN


                                    ARTICLE I

                            Establishment and Purpose

     1.1 The Company hereby establishes the Nuclear Key Contributor Retention Plan effective as of May 1, 2000.

     1.2 The purpose of the Nuclear Key Contributor Retention Plan is to retain the services of key employees who are very important to the ongoing performance of the Company and of the D. C. Cook Nuclear Plant.


                                   ARTICLE II

                                   Definitions

     As used herein the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

          (a) "Account" means the separate memo account established by the Company for each Participant.

          (b) "Award Letter" means a letter setting forth the terms and conditions applicable to the establishment of a Participant's Account which shall include, but shall not be limited to, the amount credited to a Participant's Account and the time period over which the amount credited to the Account shall vest.

          (c) "Cause" means and shall include, but is not limited to, the Participant's theft or destruction of Company property, the Participant's willful breach or habitual neglect of the duties that the Participant is required to perform, or the Participant's behavior or actions which are illegal and or unethical.

          (d) "Committee" means the individuals holding the following offices within the Company; Chairman of the Board, President and Chief Executive Officer; Executive Vice President-Financial Services; Executive Vice President-Corporate Services; and Senior Vice President-Human Resources.

          (e) "Company" means, except as provided in Article 11, the American Electric Power Service Corporation, a New York corporation, and any of its subsidiaries and affiliates.

          (f) "Comparable Job" means a job at the same pay grade with the same or equivalent level of responsibility.

          (g) "Disability" means a total and permanent disability as defined in the American Electric Power System Retirement Plan as amended from time to time.

          (h) "Fund" means the investment options made available to participants in the Supplemental Savings Plan.

          (i) "Investment Income" means with respect to a Participant's Account the earnings, gains and losses derived from the investment of the amount credited to a Participant's Account in a Fund or Funds.

          (j) "Participant" means any full-time employee of the Company, who has been selected to participate in the Plan.

          (k) "Plan" means the Nuclear Key Contributor Retention Plan.

          (l)   "Retirement"   means  a  termination  of  employment  after  the
     Participant attains age 55 and has completed five years of service.

          (m) "Supplemental Savings Plan" means the American Electric Power System Supplemental Savings Plan, a non-qualified deferred compensation plan sponsored by the Company, as amended from time to time.


                                   ARTICLE III

                                 Administration

     3.1 The Committee shall administer the Plan. The Committee shall have the authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretation, rules and regulation shall be conclusive and binding on all Participants.

     3.2 The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.


                                   ARTICLE IV

                          Eligibility and Participation

     4.1 Eligibility for participation in the Plan shall be limited to employees who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the D.C. Cook Nuclear Plant. At the sole discretion of the Committee an employee may become a Participant in the Plan on or after May 1, 2000.

     4.2 The Committee shall determine the amount to be credited to a Participant's Account and the credited amount shall be specified in the Participant's Award Letter. As soon as practicable following a Participant's selection, the Committee shall provide the Participant with an Award Letter.


                                    ARTICLE V

                         Investment of Credited Amounts

     5.1 The initial contribution by the Company to a Participant's Account shall be invested in the AEP Fixed Income Fund and shall remain in that Fund until such time that the Participant elects to invest the initial contribution in a different Fund or Funds. The Participant may change the selected Funds by notifying the Company or the recordkeeper retained by the Company. Any change in the Funds selected by the Participant shall be implemented as soon as practicable.

     5.2 A Participant may elect to transfer all or a portion of the amount credited to the Participant's Account from any Fund or Funds to any other Fund or Funds by giving notice to the Company or the recordkeeper retained by the Company. Transfers between Funds may be made in any whole percentage or dollar amounts and shall be implemented as soon as possible.

     5.3 The Funds shall be valued daily at their fair market value and each Participant's Account shall be valued daily at its fair market value. The fair market value calculation for a Participant's Account shall be made after all Investment Income and Fund transfers for the day are recorded.

     5.4 If a Participant receives a payment of a portion of the amount credited to the Participant's Account in accordance with sections 7.1 or 7.2, the payment shall be taken pro-rata from the Funds the Participant's Account is then invested in.

     5.4 The Plan is an unfunded non-qualified deferred compensation plan and therefore the amounts credited to a Participant's Account and the Participant's investment of the credited amounts in the Fund or Funds selected by the Participant are memo accounts that represent general, unsecured liabilities of the Company payable exclusively out of the general assets of the Company.


                                   ARTICLE VI

                                     Vesting

     6.1 Except as provided in Section 6.2, a Participant's Account shall vest after a set term as specified in the Award Letter. A Participant will forfeit any unvested portion of the Participant's Account if the Participant voluntary resigns before Retirement or Disability or if the Participant is terminated for Cause.

     6.2 The portion of the Participant's Account that is not vested in accordance with Section 6.1 shall become fully vested:

          (a) Upon the Retirement of the Participant,

          (b) Upon the Participant's Disability,

          (c) If the Company ceases or restructures its nuclear operations and the Participant's position with the Company is terminated, or

          (d) If there is a change in control of the Company's nuclear operations such that the Company does not have primary management or operation responsibility for the D.C. Cook Nuclear Plant, or

          (e) If the Company is part of a consortium or joint venture the purpose of which is to operate several nuclear electric generation plants and the Company does not have a controlling interest in the consortium or joint venture, and

          (f) If as a result of a transaction described in (c), (b) or (d) the Participant's position is terminated and the Company does not offer a Comparable Job to the Participant.


                                   ARTICLE VII

                            Determination and Payment

     7.1 The Participant shall receive a lump sum cash distribution of the vested portion of the Participant's Account within ten days after the vesting date specified in the Award Letter, unless the Participant elects to defer payment of the vested portion of the Participant's Account as provided in
Section 7.2. The lump sum cash payment shall be calculated on the basis of the market value of the Fund or Funds the Participant's Account is invested in as of the day the Participant's Account becomes vested.

     7.2 Within sixty days of becoming a Participant, a Participant may make an election to defer the cash payment of the amounts credited in the Account as they become vested. The vested amounts may be deferred for one or more years. However, if the Participant's deferral period extends beyond the Participant's Retirement date, the payment of the deferred amounts must commence no later than one year after the Participant's date of Retirement. Upon the expiration of the deferral period, the deferred amounts shall be paid in a lump sum or over a period of years, not to exceed ten years, as elected by the Participant. The deferred amounts shall continue to be invested in the Fund or Funds as selected by the Participant as provided in Article V. The cash payment of the deferred amounts shall be calculated on the basis of the market value of the Fund or Funds the deferred amounts are invested in as of the date the deferred amounts are to be paid to the Participant.

     7.3 If a Participant voluntarily terminates employment with the Company prior to Retirement or Disability or if the Participant's employment with the Company is terminated for Cause, any election the Participant may have made pursuant to Section 7.2 shall be null and void. Upon a voluntary termination or a termination for cause, the vested portion of the Participant's account shall be paid as a lump sum within 10 days of the Participant's termination.


                                  ARTICLE VIII

                                      Death

     8.1 In the event a Participant dies prior to the complete payment of the Participant's vested Account, the amount owning to the Participant shall be paid to the Participant's spouse if the spouse is then living. If the Participant is not married at the time of death, the amount owing to the Participant shall be paid to the Participant's estate.


                                   Article IX

                             Taxes and Tax Treatment

     9.1 The Company shall withhold federal, state and local income taxes, Social Security taxes and Medicare Taxes from any distribution hereunder to the extent that such taxes are then payable.


                                    ARTICLE X

                            Amendment or Termination

     10.1 The Committee shall have the right, authority and power to alter, amend, modify, revoke or terminate the Plan.

     10.2 No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant of all or any portion of any benefits earned up to the date of the amendment or termination of the Plan.


                                   ARTICLE XI

                                Change in Control

     11.1 Notwithstanding any provisions of this Plan to the contrary, if a Change in Control of the Company occurs, all amounts credited to a Participant's Account and not then vested shall be deemed to be fully vested as of the date of the Change in Control. Payment of the amount credited to the Participant's Account shall be made in cash within three months after the Change in Control. The cash payment shall be calculated on the basis of the fair market value of the Funds the Participant's Account is invested in as of the date of the Change in Control.

     11.2 For purpose of this Article XI, the term "Company" shall mean the American Electric Power Company, Inc., a New York corporation and it's subsidiaries. All references to the term Company in other Articles of this Plan shall have the meaning as provided in Article II (e).

     11.3 A "Change in Control" of the Company shall be deemed to have occurred if (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or more than 25 percent of the then outstanding voting stock of the Company; (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, together with any new Directors whose election or nomination for election was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or (c) the Company's shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(d) the shareholders of the Company approve a plan of complete liquidation of the Company, or an agreement for the date or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event described in (a) or (c) above, if Directors who were a majority of the members of the Board prior to such event and who continue to serve as Directors after such event determine that the event shall not constitute a Change in Control.

     For purposes of this Section 11.3, "Board" shall mean the Board of Directors of American Electric Power Company, Inc. and "Director" shall mean an individual who is a member of the Board.


                                   ARTICLE XII

                                  Miscellaneous

     12.1 Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon a Participant any right to continue in the employ of the Company.

     12.2 In the event the Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Committee may direct that any payment due the Participant be paid to the duly appointed legal representative of the Participant, and any such payment so made shall be a complete discharge of the liabilities of the Plan.

     12.3 The Plan shall be construed and administered according to the laws of the State of Ohio.